Exhibit 10.2

Form of

ASCENT CAPITAL GROUP, INC.
2015 OMNIBUS INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNITS AWARD AGREEMENT
THIS PERFORMANCE-BASED RESTRICTED STOCK UNITS AWARD AGREEMENT (this “Agreement”) is made as of [____] (the “Grant Date”), by and between ASCENT CAPITAL GROUP, INC., a Delaware corporation (the “Company”), and the person signing as “Grantee” on the signature page hereof (the “Grantee”).
The Company has adopted the Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan (as has been or may hereafter be amended, the “Plan”), a copy of which is attached hereto as Exhibit A and by this reference made a part hereof, for the benefit of eligible employees of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined in this Agreement will have the meanings ascribed to them in the Plan.
The Compensation Committee appointed by the Board of Directors of the Company (the “Committee”), which is appointed by the Board of Directors of the Company pursuant to Section 3.1 of the Plan to administer the Plan, has determined that it would be in the interest of the Company and its stockholders to award restricted stock units to the Grantee, subject to the conditions and restrictions set forth herein and in the Plan, in order to provide the Grantee with additional remuneration for services rendered, to encourage the Grantee to remain in the employ of the Company or its Subsidiaries and to increase the Grantee’s personal interest in the continued success and progress of the Company.
The Company and the Grantee therefore agree as follows:
1.Definitions. The following terms, when used in this Agreement, have the following meanings:

“Cause” has the meaning specified in the Employment Agreement.
“Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.
“Common Stock” means the Company’s Series A Common Stock, par value $0.01 per share.
“Disability” has the meaning specified in the Employment Agreement.
“Key Performance Indicators” means the performance metrics as established by the Committee within the first ninety (90) days of each Vesting Cycle.
“Vesting Cycle” means each twelve (12) month period beginning on [__] and ending on [__] of the following year.
“Vesting Date” means each date on which any Restricted Stock Units cease to be subject to a risk of forfeiture, as determined in accordance with this Agreement.
“Vesting Tranche” means the Restricted Stock Units that will vest, subject to this Agreement, at the end of each Vesting Cycle.

“Termination for Good Reason” has the meaning specified in the Employment Agreement.
2.Award. Pursuant to the terms of the Plan and in consideration of the covenants and promises of the Grantee herein contained, the Company hereby awards to the Grantee as of the Grant Date, that number of performance-based Restricted Stock Units set forth on Schedule 1, each representing the right to receive one share of the Company’s Common Stock, as authorized by the Committee, subject to the conditions and restrictions set forth below and in the Plan (the “Restricted Stock Units”).

3.Vesting and Forfeiture of Restricted Stock Units.
(a)Subject to Section 10.1(b) of the Plan and to earlier vesting in accordance with Section 6, Restricted Stock Units will vest, in whole or in part, only in accordance with the conditions stated in this Section 3.

(b)Schedule 1 sets forth the maximum number of Restricted Stock Units in each Vesting Tranche (subject to any additional number of Restricted Stock Units transferred to such Vesting Tranche pursuant to Section 3(c) below) that may vest at the conclusion of each Vesting Cycle based on the achievement and satisfaction of Key Performance Indicators, as determined and certified by the Committee.

(c)No later than sixty (60) days following the end of each Vesting Cycle (each, a “Committee Certification Date”), the Committee will measure the Grantee’s performance against the Key Performance Indicators applicable to such Vesting Cycle. The Committee will then promptly notify the Grantee regarding the number of Restricted Stock Units, if any, that have vested from the relevant Vesting Tranche pursuant to this Section 3 as of the Vesting Date relating to such Vesting Tranche. Any Restricted Stock Units from a Vesting Tranche that remain unvested as of any Vesting Date, other than the final Vesting Date, will be transferred to the Vesting Tranche eligible for vesting during the next Vesting Cycle and will remain unvested and eligible for vesting on the Vesting Date relating to such Vesting Tranche. Any Restricted Stock Units that remain outstanding and unvested as of the final Vesting Date will automatically be forfeited as of the Close of Business on the final Committee Certification Date. Upon forfeiture of any unvested Restricted Stock Units pursuant to Section 2, this Section 3 or Section 6, such Restricted Stock Units and any related Unpaid Dividend Equivalents will be immediately cancelled, and the Grantee will cease to have any rights with respect thereto.

(d)Any Dividend Equivalents with respect to Restricted Stock Units that have not theretofore become Vested Dividend Equivalents (“Unpaid Dividend Equivalents”) will become vested only to the extent that the Restricted Stock Units related thereto shall have become vested in accordance with this Agreement.

(e)Notwithstanding the foregoing, the Grantee will not vest, pursuant to this Section 3, in Restricted Stock Units or related Unpaid Dividend Equivalents in which the Grantee would otherwise vest with respect to a given Vesting Cycle if the Grantee has not been continuously employed by the Company from the Grant Date through the last day of such Vesting Cycle (the vesting or forfeiture of such Restricted Stock Units and related Unpaid Dividend Equivalents to be governed instead by Section 6). Notwithstanding the foregoing, if any date on which vesting would otherwise occur is a Saturday, Sunday or a holiday, such vesting will instead occur on the business day next following such date.

4.Settlement of Restricted Stock Units. Settlement of Restricted Stock Units that vest in accordance with Section 3 or Section 6 shall be made as soon as administratively practicable after the applicable Vesting Date, but in no event later than ninety (90) days after such Vesting Date. Settlement of vested Restricted Stock Units shall be made in payment of shares of Common Stock, together with any related Dividend Equivalents, in accordance with Section 7.

5.Mandatory Withholding for Taxes. To the extent that the Company is subject to withholding tax requirements under any national, state, local or other governmental law with respect to the award of the Restricted Stock Units to the Grantee or the vesting or settlement thereof, or the designation of any Dividend Equivalents as payable or distributable or the payment or distribution thereof, the Grantee must make arrangement satisfactory to the Company to make payment to the Company or its designee of the amount required to be withheld under such tax laws, as determined by the Company (collectively, the “Required Withholding Amount”). To the extent such withholding is required, the Company shall withhold (a) from the shares of Common Stock represented by such vested Restricted Stock Units and otherwise deliverable to the Grantee a number of shares of Common Stock and/or (b) from any related Dividend Equivalents otherwise deliverable to the Grantee an amount of such Dividend Equivalents, which collectively have a value (or, in the case of securities withheld, a Fair Market Value) as of the date the obligation to withhold arises equal to the Required Withholding Amount, unless the Grantee remits the Required Withholding Amount to the Company or its designee in cash or shares of Common Stock and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made. Notwithstanding any other provisions of this Agreement, the delivery of any shares of Common Stock represented by vested Restricted Stock Units and any related Dividend Equivalents may be postponed until any required withholding taxes have been paid to the Company.

6.Early Termination or Vesting of Restricted Stock Units. Subject to Section 23 hereof, unless otherwise determined by the Committee in its sole discretion, if the Grantee’s employment with the Company terminates prior to the last day of any applicable Vesting Cycle:

(a)If the Grantee’s employment with the Company terminates for any reason other than death, Disability or Cause, then a number of Restricted Stock Units granted by this Agreement will become vested on the date of the Grantee’s termination equal to (A) the product of (x) the number of Restricted Stock Units granted by this Agreement (without regard to any prior Vesting Dates) and (y) the number of calendar quarters which have elapsed between the Grant Date and the date of the Grantee’s termination (and will include, for the avoidance of doubt, the current calendar quarter in which the Award was made and the entire calendar quarter of the Grantee’s termination) divided by [__] (with such quotient not to exceed one (1)), less (B) any Restricted Stock Units that have previously vested;

(b)If the Grantee dies while employed by the Company, then the Restricted Stock Units will immediately become fully vested;

(c)If the Grantee’s employment with the Company terminates by reason of Disability, then the Restricted Stock Units will immediately become fully vested; and

(d)If the Grantee’s employment with the Company is terminated for Cause, then the Restricted Stock Units will be forfeited as of the Close of Business on the date of such termination of employment.
Unless the Committee otherwise determines, a change of the Grantee’s employment from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary will not be considered a termination of the Grantee’s employment for purposes of this Agreement.
7.Delivery by the Company. As soon as practicable after the vesting of Restricted Stock Units, and any related Unpaid Dividend Equivalents, pursuant to Section 3 or Section 6 (but in no event later than ninety (90) days after such Vesting Date) and subject to the withholding referred to in Section 5, the Company will (a) register in a book entry account in the name of the Grantee, or cause to be issued and delivered to the Grantee (in electronic form), that number of shares of Common Stock represented by such vested Restricted Stock Units and any securities representing any related Vested Dividend Equivalents, and (b) cause to be delivered to the Grantee any cash payment representing Vested Dividend Equivalents. Any delivery of securities will be deemed effected for all purposes when a statement of holdings reflecting such securities and, in the case of any Vested Dividend Equivalents, any other documents necessary to reflect ownership thereof by the Grantee, have been delivered personally to the Grantee or, if delivery is by mail, when the Company or its stock transfer agent has deposited the statement of holdings and/or such other documents in the United States mail, addressed to the Grantee. Any cash payment will be deemed effected when a check from the Company, payable to the Grantee and in the amount equal to the amount of the cash owed, has been delivered personally to the Grantee or deposited in the United States mail, addressed to the Grantee.

8.Nontransferability of Restricted Stock Units. Restricted Stock Units, and any related Unpaid Dividend Equivalents that have not vested, are not transferable (either voluntarily or involuntarily) before or after the Grantee’s death, except as follows: (a) during the Grantee’s lifetime, pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the Plan or this Agreement, and in a form acceptable to the Committee; or (b) after the Grantee’s death, by will or pursuant to the applicable laws of descent and distribution, as may be the case. Any person to whom Restricted Stock Units are transferred in accordance with the provisions of the preceding sentence shall take such Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement, including that the vesting and termination provisions of this Agreement will continue to be applied with respect to the Grantee. Statements of holdings reflecting Restricted Stock Units that have vested may be delivered only to the Grantee (or during the Grantee’s lifetime, to the Grantee’s court appointed legal representative) or to a person to whom the Restricted Stock Units have been transferred in accordance with this Section.

9.No Stockholder Rights; Dividend Equivalents. The Grantee will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock represented by any Restricted Stock Units unless and until such time as shares of Common Stock represented by vested Restricted Stock Units have been delivered to the Grantee in accordance with Section 7, nor will the existence of this Agreement affect in any way the right or power of the Company or any stockholder of the Company to accomplish any corporate act, including, without limitation, any reclassification, reorganization or other change of or to its capital or business structure, merger, consolidation, liquidation or sale or other disposition of all or any part of its business or assets. The Grantee will have no right to receive, or otherwise with respect to, any Dividend Equivalents until such time, if ever, as (a) the Restricted Stock Units with respect to which such Dividend Equivalents relate shall have become vested, or (b) such Dividend Equivalents shall have become Vested Dividend Equivalents as described herein, and, if vesting does not occur, the related Dividend Equivalents will be forfeited. Dividend Equivalents shall not bear interest or be segregated in a separate account. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of any portion of the Dividend Equivalents (any Dividend Equivalent that vests pursuant to Sections 3, 6 or this 9, “Vested Dividend Equivalents”). The settlement of any Vested Dividend Equivalents shall be made as soon as administratively practicable after the accelerated vesting date, but in no event later than ninety (90) days following the date on which such accelerated vesting date occurs. With respect to any Restricted Stock Units and Dividend Equivalents, the Grantee is a general unsecured creditor of the Company.

10.Adjustments; Early Vesting in Certain Events.

(a)The Restricted Stock Units will be subject to adjustment (including, without limitation, as to the number of Restricted Stock Units) in such manner as the Committee, in its sole discretion, deems equitable and appropriate in connection with the occurrence of any of the events described in Section 4.2 of the Plan following the Grant Date.

(b)Subject to Section 23, in the event of any Approved Transaction, Board Change or Control Purchase following the Grant Date, the Restricted Stock Units may vest in accordance with Section 10.1(b) of the Plan.

11.Restrictions Imposed by Law. Without limiting the generality of Section 10.10 of the Plan, the Company will not be obligated to deliver any shares of Common Stock represented by vested Restricted Stock Units or Unpaid Dividend Equivalents if counsel to the Company determines that the issuance or delivery thereof would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of Common Stock or other applicable securities are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock represented by vested Restricted Stock Units or securities constituting or cash payment related to any Unpaid Dividend Equivalents to comply with any such law, rule, regulation, or agreement.

12.Notice. Unless the Company notifies the Grantee in writing of a different procedure or address, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by United States first class mail, postage prepaid and addressed as follows:

Ascent Capital Group, Inc.
5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
Attn: General Counsel

Any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the date of this Agreement, unless the Company has received written notification from the Grantee of a change of address.
13.Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 10.9(b) of the Plan. Without limiting the generality of the foregoing, without the consent of the Grantee,

(a)this Agreement may be amended or supplemented from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company’s stockholders, and provided, in each case, that such changes or corrections will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b)subject to any required action by the Board or the stockholders of the Company, the Restricted Stock Units granted under this Agreement may be canceled by the Committee and a new Award made in substitution therefor, provided, that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect the Restricted Stock Units to the extent then vested.

14.Grantee Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the Grantee’s employment at any time, with or without Cause, subject to the provisions of any employment agreement between the Grantee and the Company or any Subsidiary.

15.Nonalienation of Benefits. Except as provided in Section 8 and prior to vesting of the Restricted Stock Units, (a) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (b) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.

16.Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Delaware in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.

17.Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and will be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

18.Duplicate Originals. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy will be deemed to be an original, but all of them together represent the same agreement.

19.Rules by Committee. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.

20.Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee, with respect to the subject matter hereof. The Grantee and the Company hereby declare and represent that no promise or agreement not expressed herein has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the

Grantee and the Company regarding the Award. Subject to the restrictions set forth in Sections 8 and 15, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

21.Grantee Acceptance. The Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.

22.Code Section 409A Compliance. If any provision of this Agreement would result in the imposition of an excise tax under Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”), that provision will be reformed to avoid imposition of the excise tax and no action taken to comply with Section 409A (or to provide that the Restricted Stock Units are exempt from Section 409A) shall be deemed to impair a benefit under this Agreement.

23.Change in Control.

(a)If the Grantee’s employment with the Company terminates and such termination constitutes a Termination With Good Reason (as such term is defined in the Employment Agreement) or a Termination Without Cause (as such term is defined in the Employment Agreement), and such termination occurs within twelve (12) months following a Change in Control, all Restricted Stock Units and all related Unvested Dividend Equivalents held by the Grantee on the date of termination, to the extent not theretofore vested, will vest fully on the date of such termination.

(b)For purposes of this Section 23, “Change in Control” means any of the following that otherwise meets the definition of a “change in ownership,” a “change in effective control” or a “change in ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A:

(1)
the acquisition by any person or group (excluding John C. Malone, and/or any family member(s) of the foregoing and/or any company, partnership, trust or other entity or investment vehicle controlled by such persons or the holdings of which are for the primary benefit or any of such persons (collectively, the “Permitted Holders”)) of ownership of stock of the Company that, together with stock already held by such person or group, constitutes more than 50% of the total fair market value or more than 50% of the total voting power of the stock of the Company;

(2)
the acquisition by any person or group (other than the Permitted Holders), in a single transaction or in multiple transactions all occurring during the twelve (12)-month period ending on the date of the most recent acquisition by such person or group, assets from the Company that have a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; or

(3)
the acquisition by any person or group (other than the Permitted Holders), in a single transaction or in multiple transactions all occurring during the twelve (12)-month period ending on the date of the most recent acquisition by such person or group, of ownership of stock of the Company possessing 30% or more of the total voting power of the stock of Company or the replacement of a majority of the Company’s Board of Directors during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of appointment or election.

24.Forfeiture for Misconduct and Repayment of Certain Amounts. If the Grantee holds the office of Vice President or above as of the Grant Date, and if (i) a material restatement of any financial statement of the Company (including any consolidated financial statement of the Company and its consolidated Subsidiaries) is required and (ii) in the reasonable judgment of the Committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the Grantee, the Grantee will repay to the Company Forfeitable Benefits received by the Grantee during the Misstatement Period in such amount as the Committee may reasonably determine, taking into account, in addition to any other factors deemed relevant by the Committee, the extent to which the market value of Common Stock during the Misstatement Period was affected by the error(s) giving rise to the need for such restatement. “Forfeitable Benefits” means (i) any and all cash and/or shares of Common Stock received by the Grantee upon the vesting during the Misstatement Period of any Restricted Stock Units and Unvested Dividend Equivalents held by the Grantee and (ii) any proceeds received by the Grantee from the sale, exchange, transfer or other disposition during the Misstatement Period of any Restricted Stock Units and Unvested Dividend Equivalents received by the Grantee upon the vesting during the Misstatement Period of any Award held by the Grantee. By way of clarification, “Forfeitable Benefits” will not include any shares of Common Stock received upon vesting of any Restricted Stock Units and Unvested Dividend Equivalents during the Misstatement Period that are not sold, exchanged, transferred or otherwise disposed of during the Misstatement Period. “Misstatement Period” means the twelve (12)-month period beginning on the date of the first public issuance or the filing with the Securities and Exchange Commission, whichever occurs earlier, of the financial statement requiring restatement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the Grant Date.

ASCENT CAPITAL GROUP, INC.

By:
Name:
Title:

ACCEPTED:

[______], Grantee

Address:

SSN:

Exhibit A to Performance-Based Restricted Stock Unit Agreement
dated as of [____] between
Ascent Capital Group, Inc. and Grantee

Designation of Beneficiary

I, _____________ _______________ (the “Grantee”), hereby declare

that upon my death                              (the “Beneficiary”) of
Name

,
Street Address            City        State            Zip Code

who is my                                 , will be entitled to the
Relationship to the Grantee

Restricted Stock Units and all other rights accorded the Grantee by the above‑referenced grant agreement (the “Agreement”).

It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated herein, including the Beneficiary’s survival of the Grantee’s death. If any such condition is not satisfied, such rights will devolve according to the Grantee’s will or the laws of descent and distribution.
It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked and that this Designation of Beneficiary may only be revoked in writing, signed by the Grantee, and filed with the Committee prior to the Grantee’s death.

Date                            Grantee

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Schedule 1
to
Ascent Performance-Based Restricted Stock Units Award Agreement
Vesting of Restricted Stock Units Based on Key Performance Indicators
Total Number of Potential Maximum Restricted Stock Units: [__]
Potential Maximum Restricted Stock Units in Vesting Tranche Vesting as of [___]: [__]
Potential Maximum Restricted Stock Units in Vesting Tranche Vesting as of [___]: [__]
Potential Maximum Restricted Stock Units in Vesting Tranche Vesting as of [___]: [__]

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